FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION TO PRESENT AT THE 13th ANNUAL   B. RILEY & CO. INVESTOR CONFERENCE ON MAY 23, 2012

PASADENA, CA – May 10, 2011 - General Finance Corporation (NASDAQ: GFN) (the “Company”), a holding company that acquires, operates and enhances value for businesses in the mobile storage and modular space industries, today announced that Chuck Barrantes, Executive Vice President and Chief Financial Officer of the Company, and Ted Mourouzis, President and Chief Operating Officer of Pac-Van, Inc., will be making a presentation at the 13th Annual B. Riley Conference to be held May 21-23, 2012 at the Loews Santa Monica Beach Hotel, in Santa Monica, California.

The management team is scheduled to present on Wednesday, May 23, 2012 at 1:00 p.m. local time and the presentation will be available for download at http://www.generalfinance.com/investor.html shortly before the commencement of the conference. Investors attending the conference who wish to meet with management for a one-on-one meeting should contact their B. Riley & Co. representative directly.

For more information about the conference please visit http://brileyco.com/conferences_events/event/13th_annual_b._riley_co._conference.

About General Finance Corporation

General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a holding company headquartered in Pasadena, California that acquires, operates and enhances value for businesses in the mobile storage and modular space (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s two principal subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, and wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage and office containers, mobile offices and modular buildings in the United States and Canada.  Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol “RWH.”

Investor/Media Contact

Larry Clark
Financial Profiles
310-478-2700 x29
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